11 EMBARCADERO WEST
                      SUITE 215    FIELD
              OAKLAND, CA 94607    ACCOUNTANCY
                                   CORPORATION
                                   PHONE 510-874-1485
                                   FAX 510-874-1490


United States Securities & Exchange Comm.
450 5th Street, N.W.
Washington, D.C.  20549                                March 15, 1999



Re: Ravenswood Winery, Inc.


To Whom It May Concern:

         I was engaged by Ravenswood Winery, Inc. to review their financial statements from June 30, 1994 to June 30, 1997. I agree with the financial statements included in the Company's registration statement on form SB-2 (registration no. 333-71729) for the years ended June 30, 1994 through June 30, 1996.


                                        Sincerely,


                                        /s/ Kaar A. Field


                                        Field Accountancy Corporation
                                        by Kaar A. Field, President